Exhibit 99.1

Press Release

PRGX Global, Inc. Announces First Quarter 2020 Financial Results

Highest First Quarter Adjusted EBITDA in Seven Years; Reaffirms 2020 Annual Adjusted EBITDA Guidance

ATLANTA, April 28, 2020 — PRGX Global, Inc. (Nasdaq: PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the first quarter ended March 31, 2020.

Quarterly Highlights

•	Revenue of $36.8 million, which was negatively impacted by approximately $0.7 million from a strengthening US dollar during the first quarter of 2020

•	Adjusted EBITDA from continuing operations of $3.5 million, the highest first quarter Adjusted EBITDA in seven years; net loss from continuing operations of $3.9 million

•	Over 75% of Revenue from clients in sectors providing essential goods and services during the COVID-19 pandemic

•	Reaffirms 2020 annual guidance for Adjusted EBITDA from continuing operations of $28 million to $30 million

	For the Three Months Ended March 31,
Selected Financial Data (dollars in thousands)	2020	2019	% Change
Revenue
Recovery Audit Services - Americas	$26,223	$27,373	-4.2%
Recovery Audit Services - Europe/Asia-Pacific	9,785	9,759	0.3%
Adjacent Services	831	1,672	-50.3%
Total	$36,839	$38,804	-5.1%
Net loss from continuing operations	(3,883)	(4,241)	-8.4%

Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations	$3,468	$1,733	100.1%

“The first quarter of 2020 marks the Company’s highest first quarter Adjusted EBITDA in seven years, continuing the momentum we saw in the fourth quarter of last year, which was our strongest in over ten years. Expense rationalization actions taken in 2019, along with additional reductions made during the quarter, have enabled us to significantly improve our Adjusted EBITDA performance, as well as our ability to generate free cash flow. It is worth noting in this pandemic environment that over 75% of our revenue comes from clients providing essential goods and services, such as e-commerce, grocery, drug retail, pharmaceutical, consumer packed goods and telecommunications sectors. To date, these sectors have demonstrated economic resilience, limiting our revenue risk exposure. Thus far during the pandemic period, our recovery audit and contract compliance services are generally performing at historical levels of productivity or higher, indicating that the large majority of our clients place high value on our ability to generate working capital during these challenging times,” said Ron Stewart, President and Chief Executive Officer.

“Based on strong results in the first quarter, our solid client base and robust audit operations productivity during this crisis, we remain confident in delivering improved efficiency and profitability in 2020 and reiterate our expectation of delivering 2020 Adjusted EBITDA within a range of $28 million to $30 million, as well as significant improvement in free cash flow.” concluded Stewart.

Unaudited Consolidated Results from Continuing Operations for the Three Months Ended March 31, 2020

Consolidated revenue for the first quarter of 2020 was $36.8 million, compared to $38.8 million for the same period in 2019, a decrease of 5.1%. First quarter 2020 revenue from the Recovery Audit Services segments was $36.0 million compared to $37.1 million in the first quarter of the prior year, and from the Adjacent Services segment was $0.8 million compared to $1.7 million in 2019. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue decreased by 3.3% in the first quarter of 2020 compared to the same period in the prior year.

Total cost of revenue from continuing operations for the first quarter of 2020 was $22.5 million, or 61.2% of revenue, compared to total cost of revenue from continuing operations of $25.2 million, or 65.0% of revenue, for the same period in the prior year.

Selling, general and administrative expenses from continuing operations for the first quarter of 2020 were $13.5 million compared to selling, general and administrative expenses from continuing operations of $13.9 million in the prior year period.

Consolidated net loss from continuing operations for the first quarter of 2020 was $3.9 million, or $(0.17) per basic and diluted share, compared to consolidated net loss from continuing operations of $4.2 million, or $(0.19) per basic and diluted share, for the same period in 2019.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the first quarter of 2020 was $3.5 million, or 9.4% of revenue, compared to Adjusted EBITDA from continuing operations of $1.7 million, or 4.4% of revenue, for the first quarter of 2019, an increase of $1.7 million or 100.1%.

Schedule 4 attached to this press release provides a reconciliation of net loss to each of Earnings Before Interest and Taxes (EBIT), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the first quarter of 2020 was $5.2 million, compared to net cash used by operating activities of $2.4 million in the first quarter of the prior year.

At March 31, 2020, the Company had unrestricted cash and cash equivalents of $25.3 million, and borrowings of $45.0 million against its $60.0 million revolving credit facility.

Guidance

For 2020, Adjusted EBITDA from continuing operations is expected to be in the range of $28 million to $30 million.

Stock Repurchase Program

On March 9, 2020, the Company’s Board of Directors approved a stock repurchase program under which PRGX may repurchase up to $20 million of its outstanding common stock from time to time through December 31, 2021. The Company repurchased approximately 0.1 million shares of its outstanding common stock for an aggregate price of $0.3 million in the three months ended March 31, 2020.

First Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s first quarter 2020 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 6229927.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through September 30, 2020. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/en-us/downloads.

About PRGX

PRGX helps companies spot value in their source-to-pay processes that other sophisticated solutions didn’t get to before. Having identified more than 300 common points of leakage, we help companies reach wider, dig deeper, and act faster to get more value out of their source-to-pay data. We pioneered this industry nearly 50 years ago, and today we help clients in more than 30 countries take back $1.2 billion in annual cash flow. It’s why 75% of top global retailers and a third of the largest companies in the Fortune 500 rely on us. For additional information on PRGX, please visit www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, and the Company’s expectations regarding its 2020 financial performance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the impact of the COVID-19 pandemic on the Company or its clients, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to execute on its profitability improvement efforts, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 4 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue, net	$36,839	$38,804
Operating expenses:
Cost of revenue	22,534	25,235
Selling, general and administrative expenses	13,464	13,917
Depreciation of property, equipment and software assets	2,141	2,203
Amortization of intangible assets	829	862

Total operating expenses	38,968	42,217

Operating loss from continuing operations	(2,129)	(3,413)
Foreign currency transaction losses on short-term intercompany balances	1,456	206
Interest expense, net	342	473
Other income	—	(19)

Loss from continuing operations before income tax	(3,927)	(4,073)
Income tax (benefit) expense	(44)	168

Net loss from continuing operations	$(3,883)	$(4,241)

Discontinued operations:
Loss from discontinued operations	—	(155)
Income tax expense	—	—

Net loss from discontinued operations	—	(155)
Net loss	$(3,883)	$(4,396)

Basic loss per common share:
Basic loss from continuing operations	$(0.17)	$(0.19)
Basic loss from discontinued operations	—	(0.01)

Total basic loss per common share	$(0.17)	$(0.20)

Diluted loss per common share:
Diluted loss from continuing operations	$(0.17)	$(0.19)
Diluted loss from discontinued operations	—	(0.01)

Total diluted loss per common share	$(0.17)	$(0.20)

Weighted average common shares outstanding:
Basic	22,488	22,610

Diluted	22,488	22,610

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$25,233	$14,982
Restricted cash	81	46
Receivables:
Contract receivables, net	34,999	43,112
Employee advances and miscellaneous receivables, net	631	704

Total receivables	35,630	43,816
Prepaid expenses and other current assets	3,004	5,582

Total current assets	63,948	64,426
Property, equipment and software, net	17,976	17,746
Operating lease right-of-use assets	9,817	10,969
Goodwill	14,965	15,070
Intangible assets, net	10,545	11,506
Deferred income taxes	3,623	3,921
Other assets	1,292	1,828

Total assets	$122,166	$125,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,049	$4,326
Accrued payroll and related expenses	11,883	12,951
Current portion of operating lease liabilities	3,757	3,717
Refund liabilities	4,059	4,513
Deferred revenue	1,789	2,217
Current portion of long-term debt	4	17

Total current liabilities	22,541	27,741
Long-term debt	44,627	36,603
Long-term operating lease liabilities	6,386	7,435
Refund liabilities	6	9
Deferred income taxes	628	628

Total liabilities	74,188	72,416

Shareholders’ equity:
Common stock	236	234
Additional paid-in capital	583,161	582,404
Accumulated deficit	(533,059)	(529,176)
Accumulated other comprehensive income	(2,360)	(412)

Total shareholders’ equity	47,978	53,050

Total liabilities and shareholders’ equity	$122,166	$125,466

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(3,883)	$(4,396)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,970	3,065
Operating lease right-of-use asset expense	1,152	1,135
Amortization of deferred loan costs	24	56
Noncash interest expense	345	—
Stock-based compensation expense	1,320	1,384
Foreign currency transaction losses on short-term intercompany balances	1,456	206
Deferred income taxes	338	—
Changes in operating assets and liabilities
Billed receivables	5,131	4,413
Unbilled receivables	2,184	939
Prepaid expenses and other current assets	2,583	516
Operating lease liabilities	(1,009)	(1,093)
Other assets	(64)	(65)
Accounts payable and accrued expenses	(5,800)	(3,048)
Accrued payroll and related expenses	(760)	(4,938)
Refund liabilities	(355)	(537)
Deferred revenue	(400)	(45)

Net cash provided by (used in) operating activities	5,232	(2,408)

Cash flows from investing activities:
Purchases of property, equipment and software, net of disposal proceeds	(2,517)	(4,441)

Net cash used in investing activities	(2,517)	(4,441)

Cash flows from financing activities:
Repayments of credit facility	(15,000)	—
Proceeds from credit facility	23,000	8,400
Payment of deferred loan costs	—	(347)
Payment of earnout liability related to business acquisitions	—	(479)
Restricted stock repurchased from employees for withholding taxes	(283)	(504)
Repurchases of common stock	(284)	(2,228)
Proceeds from option exercises	—	51

Net cash provided by financing activities	7,433	4,893

Effect of exchange rates on cash and cash equivalents	138	170

Net decrease in cash, cash equivalents and restricted cash	10,286	(1,786)
Cash, cash equivalents and restricted cash at beginning of period	15,028	13,973

Cash, cash equivalents and restricted cash at end of period	$25,314	$12,187

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$371	$325

Cash paid during the period for income taxes, net of refunds received	$164	$779

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Loss to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:
Net loss	$(3,883)	$(4,396)
Income tax (benefit) expense	(44)	168
Interest expense, net	342	473

EBIT	(3,585)	(3,755)
Depreciation of property, equipment and software assets	2,141	2,203
Amortization of intangible assets	829	862

EBITDA	(615)	(690)
Foreign currency transaction losses on short-term intercompany balances	1,456	206
Transformation, severance, and other expenses	1,307	697
Other income	—	(19)
Stock-based compensation	1,320	1,384

Adjusted EBITDA	$3,468	$1,578

Adjusted EBITDA from continuing operations	$3,468	$1,733

Adjusted EBITDA from discontinued operations	$—	$(155)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019	Change
Revenue, net
Recovery Audit Services - Americas	$26,223	$27,373	$(1,150)
Recovery Audit Services - Europe/Asia-Pacific	9,785	9,759	26
Adjacent Services	831	1,672	(841)

Total	$36,839	$38,804	$(1,965)

Cost of revenue
Recovery Audit Services - Americas	$15,988	$15,863	$125
Recovery Audit Services - Europe/Asia-Pacific	6,257	6,726	(469)
Adjacent Services	289	2,646	(2,357)

Total	$22,534	$25,235	$(2,701)

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,515	$3,379	$(864)
Recovery Audit Services - Europe/Asia-Pacific	1,004	2,113	(1,109)
Adjacent Services	(13)	511	(524)
Corporate	9,958	7,914	2,044

Total	$13,464	$13,917	$(453)

Depreciation of property, equipment and software assets
Recovery Audit Services - Americas	$1,938	$1,762	$176
Recovery Audit Services - Europe/Asia-Pacific	169	162	7
Adjacent Services	34	279	(245)

Total	$2,141	$2,203	$(62)

Amortization of intangible assets
Recovery Audit Services - Americas	$408	$438	$(30)
Recovery Audit Services - Europe/Asia-Pacific	42	37	5
Adjacent Services	379	387	(8)

Total	$829	$862	$(33)

Operating income (loss)
Recovery Audit Services - Americas	$5,374	$5,931	$(557)
Recovery Audit Services - Europe/Asia-Pacific	2,313	721	1,592
Adjacent Services	142	(2,151)	2,293
Corporate	(9,958)	(7,914)	(2,044)

Total	$(2,129)	$(3,413)	$1,284

Adjusted EBITDA from continuing operations
Recovery Audit Services - Americas	$8,408	$8,259	$149
Recovery Audit Services - Europe/Asia-Pacific	2,732	1,043	1,689
Adjacent Services	635	(1,467)	2,102
Corporate	(8,307)	(6,102)	(2,205)

Total	$3,468	$1,733	$1,735

*

The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents advisory services, spend analytics and supplier information management services.